EXHIBIT 21.01

SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
AS OF FEBRUARY 18, 2005

Name of Subsidiary	Percent Owned
Alamo Gulf Coast Railroad Company, a Texas corporation	99.5%[1]

Alamo North Texas Railroad Company, a Texas corporation	99.5%[2]

American Aggregates Corporation, a Delaware corporation	100%

American Stone Company, a North Carolina corporation	50%[3]

Bahama Rock Limited, a Bahamas corporation	100%

Central Rock Company, a North Carolina corporation	100%

City Wide Rock & Excavating Co., a Nebraska corporation	100%

Fredonia Valley Railroad, Inc., a Delaware corporation	100%

Granite Canyon Quarry, a Wyoming joint venture	51%[4]

Harding Street Corporation, a Delaware corporation	100%

Hunt Martin Materials, LLC, a Delaware limited liability company	50%[5]

J.W. Jones Materials, LLC, a Delaware limited liability company	99%[6]

Martin Marietta Composites, Inc., a Delaware corporation	100%

Martin Marietta Equipment Company, Inc., a Delaware corporation	100%

[1]	Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

[2]	Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

[3]	Central Rock Company, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in American Stone Company.

[4]	Meridian Granite Company, an indirect wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 51% interest in Granite Canyon Quarry.

[5]	Hunt Martin Materials, LLC is owned 45% by Martin Marietta Materials, Inc. and 5% by Martin Marietta Materials of Missouri, Inc., a wholly owned subsidiary of Martin Marietta Materials, Inc.

[6]	Martin Marietta Materials, Inc. owns a 99% interest in J.W. Jones Materials, LLC.

Name of Subsidiary	Percent Owned
Martin Marietta Equipment Leasing, LLC, a Delaware limited liability company	100%[7]

Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company	100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation	100%

Martin Marietta Materials of Alabama, LLC, a Delaware limited liability company	100%[8]

Martin Marietta Materials of Florida, LLC, a Delaware limited liability company	100%

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation	100%

Martin Marietta Materials of Missouri, Inc., a Delaware corporation	100%

Martin Marietta Materials Real Estate Investments, Inc., a Delaware corporation	100%

Martin Marietta Materials Southwest, Ltd., a Texas limited partnership	100%[9]

Material Producers, Inc., an Oklahoma corporation	100%[10]

Meridian Aggregates Company, a Limited Partnership, a Delaware limited partnership	100%[11]

Meridian Aggregates Company Northwest, LLC, a Delaware limited liability company	100%[12]

Meridian Aggregates Company Southwest, LLC, a Delaware limited liability	100%[13]

Meridian Aggregates Investments, LLC, a Delaware limited liability company	100%[14]

Meridian Granite Company, a Delaware corporation	100%[15]

[7]	Martin Marietta Equipment Leasing, LLC is owned 99% by Martin Marietta Materials, Inc. The remaining 1% is owned by Martin Marietta Equipment Company, Inc.

[8]	Martin Marietta Materials of Alabama, LLC is a wholly owned subsidiary of American Aggregates Corporation.

[9]	Martin Marietta Materials Southwest, Ltd. is owned 2% by Southwest I, LLC and 98% by Southwest II, LLC.

[10]	Material Producers, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Ltd.

[11]	Meridian Aggregates Company, a Limited Partnership is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.

[12]	Martin Marietta Materials, Inc. is the sole member of Meridian Aggregates Company Northwest, LLC.

[13]	Martin Marietta Materials Southwest, Ltd. is the sole member of Meridian Aggregates Company Southwest, LLC.

[14]	Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.

[15]	Meridian Granite Company is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

Name of Subsidiary	Percent Owned

Mid South-Weaver Joint Venture, a North Carolina joint venture	50%[16]

Mid-State Construction & Materials, Inc., an Arkansas corporation	100%[17]

MTD Pipeline LLC, a Delaware limited liability company	50%[18]

Norman Asphalt Co., an Oklahoma corporation	100%[19]

Powderly Transportation, Inc., a Delaware corporation	100%[20]

R&S Sand & Gravel, LLC, a Delaware limited liability company	100%[21]

Redland Park Development, Inc., a Texas corporation	100%[22]

Rocky Ridge, Inc., a Nevada corporation	100%

Sha-Neva, Inc., a Nevada corporation	100%

Southwest I, LLC, a Delaware limited liability company	100%

Southwest II, LLC, a Delaware limited liability company	100%

Superior Stone Company, a North Carolina corporation	100%

Theodore Holding, LLC, a Delaware limited liability company	60.7%[23]

Valley Stone LLC, a Virginia limited liability company	50%[24]

[16]	Mid South-Weaver Joint Venture is owned 50% by Central Rock Company.

[17]	Mid-State Construction & Materials, Inc. is a wholly owned subsidiary of Martin Marietta Materials of Arkansas, Inc.

[18]	Martin Marietta Magnesia Specialties, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in MTD Pipeline LLC.

[19]	Norman Asphalt Co. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Ltd.

[20]	Powderly Transportation, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

[21]	Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by Harding Street Corporation, a wholly owned subsidiary of Martin Marietta Materials, Inc.

[22]	Redland Park Development, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Ltd.

[23]	Superior Stone Company, a wholly owned subsidiary of Martin Marietta Materials, Inc., is the manager of and owns a 60.7% interest in Theodore Holding, LLC.

[24]	Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.